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                                                                    EXHIBIT 21.1

                               ATMEL CORPORATION

                           SUBSIDIARIES OF REGISTRANT

     The following are the subsidiaries of the Registrant:
                  Atmel (OY) Finland, a Finnish corporation
                  Atmel Acquisitions Corporation, a United States corporation Atmel Asia Limited, a Hong Kong corporation
                  Atmel ES2 GmbH, a German corporation
                  Atmel ES2 S.A., a French corporation
                  Atmel ES2, B.V., a Netherlands corporation
                  Atmel Finance Inc., a United States corporation
                  Atmel Finland Development Center (OY), a Finnish corporation Atmel FSC, Inc., a Barbadian corporation
                  Atmel Helles, a Greek corporation
                  Atmel Holding GmbH, a German corporation
                  Atmel Japan K.K., a Japanese corporation
                  Atmel Korea Limited, a Korean corporation
                  Atmel Research, a Cayman Islands corporation
                  Atmel S.A., a French corporation
                  Atmel SARL, a French corporation
                  Atmel Singapore Pte. Limited, a Singaporean corporation Atmel Taiwan Limited, a Taiwanese corporation
                  Atmel U.K. Limited, a United Kingdom corporation
                  Dream S.A., a French corporation
                  ES2 B.V. Netherlands, a Dutch corporation
                  ES2 Limited, a United Kingdom corporation
                  ES2 Netherlands B.V., a Dutch corporation
                  Facility Service GmbH, a German corporation
                  Inka SARL, a French corporation
                  MATRA MHS GmbH, a German corporation
                  MHS Italia Srl, an Italian corporation
                  MHS S.A., a French corporation
                  Temic France SNC, A French corporation
                  Temic Hong Kong Limited, a Hong Kong corporation
                  Temic Korea Limited, a Korean corporation
                  Temic Nordic AB, a Norwegian corporation
                  Temic Philippines, a Philippine corporation
                  Temic Semiconductor GmbH, a German corporation
                  Temic Semiconductor N.A. Corporation, a United States corporation
                  Temic Semiconductor Singapore PTE Limited, a Singaporean corporation
                  Temic UK Limited, a United Kingdom corporation